ADVANCED AERODYNAMICS & STRUCTURES, INC.
                                    FORM SB-2
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



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                                                                                        For the                 For the
                                     For the year ended    For the year ended      three months ended      three months ended
                                      December 31, 1995     December 31, 1996       March 31, 1996          March 31, 1997
-----------------------------------------------------------------------------------------------------------------------------
Loss before extraordinary item.....     $(1,688,000)          $(2,466,000)             $(341,000)              $(519,000)
Extraordinary loss on retirement
   of Bridge Notes.................                              (942,000)
                                        ------------          ------------             ----------              ----------

Net loss...........................      (1,688,000)          $(3,388,000              $(341,000)              $(519,000)
                                         ===========          ============             ==========              ==========
Weighted average number of
   Class B common stock shares
   outstanding.....................       2,000,000             2,000,000              2,000,000               2,000,000
Common stock equivalents from
   the issuance of Bridge Warrants
   computed using the treasury
   stock method....................       1,400,000             1,047,000              1,400,000               __________
Weighted average number of
    Class A Common Stock
    Shares outstanding.............                               499,000                                      6,900,000
                                         -----------          -----------              ----------             -----------
Weighted average number of
   shares outstanding..............       3,400,000             3,546,000              3,400,000               8,900,000
                                          =========             =========              =========               =========
Loss per share before extra-
    ordinary item..................          $(0.50)               $(0.69)                $(0.10)                 $(0.06)
Extraordinary loss per share
   on retirement of Bridge
   Notes...........................                                $(0.27)
                                          ----------            ----------             ----------              ---------
 Net loss per share................          $(0.50)               $(0.96)                $(0.10)                 $(0.06)
                                            =======               =======                =======                 =======

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